                                                                      EXHIBIT 11



                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                      Three months ended    Nine months ended
                                       Sept. 30, 1996         Sept. 30, 1996
                                     --------------------   --------------------
       1.  Net income (loss)             $(3,541,649)          $15,401,230
       2.  Weighted average common
            shares outstanding            17,846,322            18,121,181
                                         -----------           -----------
       3.   Earnings per
           common share                  $     (0.20)          $      0.85
                                         ===========           ===========

       4.  Weighted average common
            shares outstanding            17,846,322            18,121,181

       5.  Common stock equivalents
            due to dilutive
            effect of stock options             ---                951,963
                                         -----------           -----------

       6.  Total weighted average
            common shares and
            equivalents outstanding       17,846,322            19,073,144
                                         ===========           ===========

       7.  Primary earnings per share    $     (0.20)          $      0.81
                                         ===========           ===========

       8.  Total weighted average
            common shares and
            equivalents outstanding
            (Line 6)                      17,846,322            19,073,144

       9.  Additional dilutive shares
            using end of period market
            value versus average market
            value for the computation of
            stock options under the
            treasury stock method             ---                   86,048
                                         -----------           -----------

      10.  Total shares for fully
            diluted earnings per share    17,846,322            19,159,192
                                         ===========           ===========

      11.  Fully diluted earnings
            per share                    $     (0.20)          $      0.80
                                         ===========           ===========